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                                                                    EXHIBIT 99.1


Press Release

                        mPhase Announces Rights Offering


Business/High Tech Editors

NORWALK, Conn.--(BUSINESS WIRE)--August 7, 2002

mPhase Technologies, Inc. (OTC BB: XDSL), one of the leading designers of innovative solutions for the delivery of broadcast digital television and high-speed data solutions over copper wires, announced that it has filed a registration statement with the Securities and Exchange Commission in connection with a rights offering to its existing shareholders. The rights offering will consist of 23,000,000 shares of common stock. The proposed offering will be made to shareholders of record as of August 17, 2002.

The terms of the rights offering provide that each shareholder will be granted the right to purchase one share of common stock for every four shares of stock owned as of the record date of August 17, 2002 for a subscription price of $0.30 per share. In addition, an oversubscription privilege has been included, allowing shareholders to subscribe for additional shares not subscribed for by other shareholders on a pro rata basis. The rights offering also provides that each shareholder who owns less than 1,250 shares will have the right to purchase up to 1,250 shares regardless of the number of shares owned as of the record date. The rights will be transferable and are expected to be listed as a separate security on the Over-the-Counter Bulletin Board. No fractional rights will be issued, but mPhase will round the number of rights its shareholders receive down to the nearest whole number.

mPhase intends to use the net proceeds for working capital and other general corporate purposes and to repay certain indebtedness. The rights offering will commence after SEC effectiveness of the Registration Statement and will expire on September 30, 2002. It should be noted that, if the Securities and Exchange Commission elects to review the filed Registration Statement and is unable to declare it effective by August 14, 2002, this offering will need to be postponed until after mPhase files iits annual report on Form 10-K for the year ended June 30, 2002.

         A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and will be made only by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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About mPhase Technologies, Inc.:

mPhase Technologies Inc. operates three primary business segments:

- The Company develops solutions for cost-effectively and reliably transmitting broadcast digital television, high-speed Internet access and traditional telephone service over existing copper telephone lines via its flagship product, the Traverser(TM) Digital Video and Data Delivery System (DVDDS). The award-winning Traverser(TM) system enables service providers to simultaneously transmit up to 400 channels of MPEG-2 digital television programming via a NIP (Non-Internet Protocol)-based platform. As a result of its innovative design, the Traverser(TM) has the longest serviceable distance radius, is the most reliable and is the cost-effective solution for the delivery of video-over DSL.

- mPhaseTelevision.net, Inc. ("mPhaseTV") provides a turnkey digital television package, including basic, premium and pay-per-view programming to service providers utilizing video over DSL (digital subscriber line). The comprehensive package offered by mPhase and mPhaseTV provides telcos with turnkey systems that couple technology with content, thereby enhancing their revenue opportunities, speeding time to market and allowing for additional revenues from near-video-on-demand, digital ad insertion and other sources.

- mPhase offers a growing line of components utilized in the installation and testing of DSL, including the high density POTS Splitter Shelf, Test Access Shelf, iPOTS(TM) (Intelligent POTS Splitter Shelf), UniversalBypass and the recently introduced mPhaseStretch(TM). These products help all service providers lower the provisioning and operating costs associated with DSL.

More information is available at the mPhase Web site at www.mPhaseTech.com, or by calling 877.674-2738. Investors may obtain additional information and subscribe to investor services by referring to the Investor Information section at the mPhase Web site or by calling Brittany Raymond of the Investor Relations Department at 203/854-1348.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include the following: fluctuations in customer demand; the Company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission filings, including but not limited to those appearing under the caption "Risk Factors" in the Company's 10-KSB and 10-QSB federal filings.


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         Contact Information:

         mPhase Technologies, Inc.

         Jennifer Silcott, Director of Marketing

         Phone: 203.831.2208
Email:   Jsilcott@mphasetech.com